EXHIBIT 10.22

                              EMPLOYMENT AGREEMENT

            This "Agreement, made this 30th day of November, 2001, but effective as of October 1, 2001, by and between Daleco Resources Corporation, a Delaware corporation together with any and all of its wholly owned subsidiaries with its principal place of business at 120 North Church Street, West Chester, Pennsylvania 19380 ("Company") and Gary J. Novinskie ("Employee").

                                   WITNESSETH:

            WHEREAS, the Company desires to employ Employee and Employee desires to be employed by the Company upon the terms and conditions set forth herein; and

            WHEREAS, the Employee is presently employed by the Company without the benefit of a written contract; and

            WHEREAS, the Employee and Company desire to reduce the terms of Employee's employment with the Company into a written contract.

            NOW THEREFORE, in consideration of the premises and mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

            1. INCORPORATION BY REFERENCE. The parties hereto incorporate by reference the Witnesseth section as though same were set forth at length herein.

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            2.  EMPLOYMENT.

                (a) The Company hereby employs Employee as President and Chief Operating Officer of the Company and as a member of the Board of Directors ("Board") of the Company. Employee shall report directly to the Board and shall perform such duties as are customarily performed by a person holding the position of President and Chief Operating Officer in business similar to those engaged by the Company and shall, in addition, render such other reasonable services as may be assigned to him from time to time by the Board within his scope of experience, training and expertise.

                (b) Employee hereby agrees to be employed as President and Chief Operating Officer of the Company for the term hereof as defined below and to serve as a member of the Board for so long as he shall be elected and qualified. Employee agrees that he shall at all times faithfully and to the best of his ability, perform all of the duties that may reasonably be requested of him within his scope of experience, training and expertise pursuant to the terms of this Agreement.

                (c) The Company represents and warrants to Employee that this Agreement has been duly and validly authorized and executed by and on behalf of the Company in accordance with its Certificate of Incorporation and Bylaws and that it constitutes the lawful, valid and binding obligation of the Company.

                (d) The Employee represents and warrants to the Company that he is free to accept employment hereunder and that he has no prior or existing

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obligations,  commitments  or restraints of any kind that would in anyway hinder or interfere with his acceptance of, or the full performance of, his employment by the Company. When executed, this Agreement will constitute the lawful, valid and biding obligation of Employee.

            3.  TERM.

                (a) Unless earlier terminated in accordance with Paragraph 5 below, this Agreement shall continue for an initial period commencing as of the Effective Date and ending five (5) years from the Effective Date ("Initial Term"). After the expiration of the Initial Term and subject to the termination provisions set forth herein, this Agreement will automatically be extended for successive two (2) year terms, provided that neither party has given written notice to the other of his/its intent not to renew not less than 180 days prior to the respective renewal date.

            4.  COMPENSATION.

                (a) BASE SALARY. During the Employee's employment hereunder, the Company shall pay to the employee an annual base salary of not less than One
Hundred Thousand Dollars ($100,000). It is understood and agreed that the Company may, at the sole and exclusive discretion of the Board, increase from time to time the Employee's base salary.

            The base salary shall be paid in equal periodic installments in accordance with the Company's salary practices. The base salary payment shall not in any way limit or reduce any other obligation of the Company hereunder,

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and no other  compensation,  benefit or payment hereunder shall in any way limit or reduce the obligation of the Company to pay Employee's base salary hereunder.

                (b) PERFORMANCE BONUS. The Employee shall receive from the Company, on or before June 30, 2002 ("Accrued Performance Bonus Date") a bonus for the Employee's dedication and devotion to the Company over the past five years in the amount of Fifty Thousand Dollars ($50,000) ("Accrued Performance Bonus"). The Accrued Performance Bonus shall be payable fifty percent (50%) in cash by the Company (less applicable deductions) with the remainder in common stock of the Company ("Common Stock"), the number of shares of which to be determined based upon the average closing price for the Common Stock at the close of business for the five (5) trading days immediately preceding the Accrued Performance Bonus Date ("Accrued Performance Stock Purchase Price"). The Common Stock payable to the Employee pursuant to this paragraph shall be fully vested shares without any restrictions on transferability except as otherwise required by law, and provided further that Employee shall not be allowed to transfer the shares received pursuant to this paragraph for a period of one year beginning on the date of his receipt of such shares.

                (c) STOCK OPTIONS. At the time of execution of this Agreement, the Employee shall be granted options to purchase Five Hundred Thousand shares (500,000) of Common Stock at a price equal to ninety percent (90%) of the Accrued Performance Stock Purchase Price ("Options").

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            The options shall vest in equal  installments over the initial term;
however, vesting shall be accelerated in the event of Employee's death, disability, involuntary termination without cause (as defined below), or upon a change in control, as defined as the acquisition of forty-one percent (41%) of the issued and outstanding common stock of the Company by any party, without giving effect to future dilution through the exercise of any outstanding options, warrants or the conversion of preferred stock into Common Stock. The Options granted hereunder shall not be exercisable after the earlier of: (i) the expiration of three (3) years from the date the options become vested, or (ii) two (2) years from the date the Employee ceases to be employed by the Company.

                (d) EXPENSES. During the term of Employee's employment hereunder, the Employee shall receive reimbursement from the Company for all reasonable expenses incurred by the Employee in the performance of his duties hereunder, including, by way of example and not limitation, travel and living expenses while away from home on business at the request of or in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the standard policies and procedures established, from time to time, by the Company for reimbursement of expenses.

                (e)

                    VACATION. Employee shall be entitled to four (4) weeks of vacation for each twelve (12) months of employment by the Company. It being understood that as of the date hereof, Employee is presently entitled to the full amount of vacation authorized hereunder pursuant to this paragraph. Any

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such  vacation  shall be taken at such  times and in such  periods  as shall not substantially interfere with Employee's duties required to be rendered by the Employee hereunder.

                (f) OTHER BENEFITS. The Employee shall be entitled to participate in the same manner as other officers and directors of the Company in such life insurance, medical, dental, disability, pension, retirement plans and other programs as may be established by the Company and/or the Board, from time to time, for the benefit of its officers and directors, except as provided elsewhere herein, nothing herein shall affect the Company's or Board's right to amend, modify or terminate any retirement or other benefit plan at anytime for any reason.

            5. TERMINATION OF EMPLOYMENT. This Agreement and the Employee's employment hereunder may be terminated only under the following circumstances during the term of this Agreement.

                (a) TERMINATION BY EMPLOYEE. Employee may terminate his employment with the Company for any reason after September 30, 2003 by giving the Company not less than 180 days notice of his intent to terminate his employment. In the event of the termination of this Agreement by the Employee, the Company shall be required to pay Employee only the amounts due and owing to employee pursuant to this Agreement prorated to the date of Employee's voluntary termination and Employee shall not be entitled to the payments set forth in Paragraph 6(c) below. Notwithstanding the foregoing to the contrary, should the Employee's notice of voluntary termination result from the imposition of

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additional duties and/or  requirements  outside the normal course, of Employee's duties, expertise or training experience, of a person holding Employee's position or the Company's or Board's refusal to allow Employee to take reasonable vacation time, then Employee shall be entitled to those benefits to which he would be entitled had his termination been an involuntary termination without cause ("Forced Resignation").

                (b) DEATH. The Employee's employment hereunder shall terminate upon his death.

                (c) DISABILITY. If (i) as a result of the Employee's incapacity due to physical or mental illness, the employee shall have been unable to perform his duties hereunder for a period of four (4) consecutive months during the term hereof, and (ii) within 90 days after written notice of termination is given by the Company to the Employee (which may occur at or after the end of such fourth (4) month period) the Employee shall not have returned to the performance of his duties hereunder on a full time basis; then the Company may terminate the Employee's employment hereunder.

                (d) CAUSE. The Company may, at any time during the term hereof, terminate the Employee's employment for cause. For the purpose of this Agreement, "Cause" shall be defined to mean: (i) any material failure by the Employee to observe or perform any of his agreements contained herein; (ii) his conviction or pleas of guilty or nolo contendere to a filing or other crime of moral turpitude or misappropriation of funds; or (iii) the Employee's substance abuse.

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                (e) EFFECT OF  TERMINATION.  Any  termination  of this Agreement pursuant to paragraphs 5(b), (c) or (d) will automatically act as the Employee's resignation from the Board effective as of the date of Employee's termination.

            6.  COMPENSATION UPON TERMINATION OF EMPLOYMENT.

                (a) During any period that Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness
("disability period"), the Employee shall continue to receive his full base salary together with all benefits, then in effect and which have been granted to Employee; provided, however, that any payments made to the Employee during the disability period shall be reduced by the sum of the amount; if any, payable to the Employee under any disability benefit plans of the Company.

                (b) If the Employee's employment is terminated for cause under paragraph 5(d) above, the Company shall pay the Employee his full base salary through the termination date plus all accrued and unpaid benefits (including all expense reimbursements outstanding, if any) and the Company shall have no further obligations whatsoever to the Employee under this Agreement, except as may be expressly provided elsewhere herein.

                (c) If the Employee's employment is terminated by the Company prior to the scheduled expiration of the Initial Term or any extension thereof, or if by Forced Resignation, other than for cause, then Employee shall be entitled to receive payments of his base salary and a performance bonus for the balance of the Initial Term under the terms set forth in this Agreement, plus

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all accrued and unpaid  benefits  (including all health and welfare  benefits to which Employee was a participant in accordance with their terms). Additionally, all Options shall become fully vested in Employee and Employee shall have a period of three (3) years of the date of his involuntary termination in which to exercise said Options. Finally, Employee shall be paid a severance payment equal to three (3) times the Employee's base salary then in effect.

            7. CORPORATE BOARDS AND OTHER MEMBERSHIPS. The Employee shall continue to serve on the boards of the Company's subsidiary corporations and shall have the right to become a member of boards of directors of other corporations to the extent that such entities are not in competition with the Company and such other board memberships do not directly or indirectly interfere with Employee's duties to the Company.

            8.  RESTRICTIONS ON COMPETITION AND NON-DISCLOSURE.

                (a) NON-DISCLOSURE OF INFORMATION.

                    (1) Employee shall not, directly or indirectly, disclose to any person or entity for any reason, or use for his own personal benefit, any Confidential Information (as defined below) either during his employment with the Company or following termination of that employment for Cause for a period of three years after termination of this Agreement;

                    (2) Employee shall, at all times take all precautions necessary to protect from loss or disclosure by him of any and all documents or other information containing, referring to or relating to such Confidential Information. Upon termination of his employment with the Company for Cause or if

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Employee  terminates the Agreement  prior to expiration of the Initial Term, the
Employee shall promptly return to the Company any and all documents or other tangible property containing, referring to or relating to such Confidential Information, whether prepared by him or others.

                    (3) Notwithstanding any provision to the contrary in this Paragraph 8, this paragraph shall not apply to information which the Employee is legally required to disclose or to information which has become part of the public domain or is otherwise publicly disclosed through no fault or action of the Employee. If Employee has reason to believe that he may be legally required to disclose Confidential Information, he shall give the Company reasonable notice prior to disclosure so that it may seek to protect the confidentiality of such information.

                    (4) For purposes of this Agreement "Confidential Information" means any information relating in any way to the business of the Company disclosed to or known to the Employee as a consequence of, result of, or through the Employee's employment by the Company which consists of technical and non-technical information about the Company's products, processes, programs, concepts, forms, business methods, data, any and all financial and accounting data, marketing, customers, customer lists, and services and information corresponding thereto acquired by the Employee during the term of the Employee's employment by the Company. Confidential Information shall not include any of

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such items which are published or are otherwise  part of the public  domain,  or freely  available  from trade sources or otherwise.

                (b) DISCLOSURE OF WORKS AND INVENTIONS/ASSIGNMENT OF PATENTS.

                    (1) Employee shall maintain such records of his work as the Company may direct from time to time. Employee shall promptly disclose to the Company, in writing, any and all copyrightable works, including software, and any and all discoveries, inventions, technological innovations and improvements, whether patentable or not (whether it be a machine, process, apparatus, article, composition, design, software, writing or other thing) conceived or made by Employee, solely or jointly, during the period of his employment with the Company, whether or not authorized, conceived or made during working hours or with the Company's equipment or facilities, which relates in any manner to the existing or contemplated business of the Company. Unless otherwise waived in writing by the Company, all such copyrightable works (including software), discoveries, inventions, technological innovations and improvements shall be the exclusive property of the Company with respect to any and all countries in the world and Employee shall assign and hereby does assign all right, title and interest thereto the Company or its nominee.

                    (2) Employee, both during his employment and thereafter, shall cooperate fully with the Company in taking all actions and measures necessary for the Company to acquire and perfect its ownership of all such

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property.  Whenever required to do so by the Company, Employee shall execute any and all applications, assignments or other instruments which the Company shall deem necessary to apply for and obtain Letters Patent or copyrights of the United States or any foreign country or to otherwise protect the Company's interest therein. Such obligations shall continue beyond the termination of employment with respect to works, inventions, discoveries and improvements authorized, conceived, made or reduced to practice by Employee during the period of employment, and shall be binding upon Employee's assigns, executors, administrators and other legal representatives. In conformance with Company policy from time to time, Employee shall be reimbursed by the Company for reasonable expenses incurred by Employee in connection with his obligations under this Section 8(b), subject to Employee furnishing adequate documentary evidence to substantiate such expenses.

                    (3) Employee agrees that in the event of publication by Employee of written or graphic materials, the Company will retain and own all rights in said materials, including right of copyright. (c) Restrictions on Competition.

                         (1)  Employee  covenants  and  agrees  that  during the
period of Employee's employment hereunder and for a period of two (2) years following the termination of Employee's employment, Employee shall not, directly or indirectly engage in, participate in or assist, as principal or agent, officers, director, employee, franchisee, consultant, shareholder, or otherwise, alone or in association with any other person, corporation or other entity, any

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business  whose  activities,  services or products  are  directly or  indirectly competitive with the subsidiaries or affiliates anywhere in the United States; provided, however, that the foregoing restriction shall not apply in the case of a company the stock of which is traded either on a national or a regional stock exchange or over-the-counter, where Employee owns less than 5% of the stock of such company, or in the oil and gas exploration and production industry.

                         (2)  Employee  agrees that during his  employment  with
the Company he shall not, directly or indirectly, solicit the trade of or trade with, or otherwise do business with, any customer or prospective customer of the Company for any direct or indirect competitor of the Company. Employee further agrees that for two (2) years following the termination of his employment with the Company, Employee shall not, directly or indirectly, solicit the trade of or trade with, any customer or prospective customer of the Company on behalf or for the benefit of any direct or indirect competitor of the Company, other than in the oil and gas exploration and production industry.

                         (3)  Employee  agrees that during his  employment  with
the Company and for a period of two (2) years following the termination of Employees' employment with the Company, Employee shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company to leave the Company for any reason whatsoever or hire any employee of the Company.

                         (4)  During his employment  with the Company,  Employee
shall not take any action  which might  divert from the Company any  opportunity

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which would be within the scope of any present or  contemplated  future business of the  Company.

                         (5)  In the event of the sale or other  disposition  of
all or substantially all of the Company's assets or capital stock, Employee agrees to use his best efforts, in good faith, to assist the purchaser during the transition phase for a period of 12 months at Employee's then current compensation level plus fifty percent. Employee acknowledges, however, that nothing contained herein shall be binding upon or otherwise require the purchaser of the Company's assets or capital stock to continue the employment of Employee after such purchase and sale.

                         (6)  The  provisions  set  forth in  Section  8 of this
Agreement shall survive the termination of Employee's employment with the Company, or the expiration of this Agreement, as the case may be, and shall continue to be binding upon Employee and Employer in accordance with their respective terms.

                         (7)  Employee  recognizes  and  acknowledges  that  the
services to be rendered by him hereunder are of a special and unique character and that the restrictions on Employee's activities contained in this Agreement are required for the Company's reasonable protection. Employee agrees that if he shall breach paragraph 8 of this Agreement, the Company will be entitled, if it so elects, to institute and prosecute proceedings at law or in equity to obtain damages with respect to such breach or to enforce the specific performance of

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this  Agreement by Employee or to enjoin  Employee from engaging in any activity in violation hereof.

            9.  MISCELLANEOUS.

                (a) NOTICES. Any notice required hereby shall be in writing, shall be effective upon receipt, may be sent by facsimile transmission, or original document by hand delivery, overnight courier or certified mail, return receipt requested, postage prepaid to the address set forth below. The original of any notice sent by facsimile transmission shall be delivered to the addressee by the close of the business day next following the date of the facsimile transmission.

            All notices shall be sent to:

                If to the Company:

                          Daleco Resources Corporation
                          120 North Church Street
                          West Chester, PA 19380
                          FAX NO:  610-429-0818
                          ATTN: Gary J. Novinskie

                With a copy to:

                          Ehmann, Van Denbergh & Trainor, P.C.
                          Two Penn Center Plaza, Suite 725
                          Philadelphia, PA 19102
                          FAX NO:  215-851-9820
                          ATTN: C. Warren Trainor

                If to Employee:

                          _____________________________
                          _____________________________
                          _____________________________
                          FAX NO: _____________________
                          ATTN: _______________________

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            Any party may  change  its  address  for  notice by giving the other party ten (10) days notice of such change.

                (b) VALIDITY. Any term or provisions of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any terms or provisions thereof.

                (c) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute the same Agreement.

                (d) MODIFICATION. This Agreement sets forth the entire agreement and understanding of the parties concerning the subject matter hereof and supersedes all prior agreements and understandings between the parties hereto. This Agreement may not be amended or modified except by written instrument executed by the parties hereto.

                (e) DISPUTE RESOLUTION. Any dispute between Company and Employee arising out of or in connection with this Agreement which cannot be amicably resolved shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association in Philadelphia, Pennsylvania. Each party shall appoint one arbitrator and they shall select a third arbitrator. The decision of the arbitrators shall be by majority vote and shall be without appeal therefrom except as allowed by law, and judgment upon

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the award  rendered  by the  arbitrators  may be  entered  in any  court  having
jurisdiction   thereof.   Costs  of  the  arbitration  shall  be  borne  by  the
non-prevailing party.

                (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to conflict of laws provisions.

                (g) BINDING EFFECT. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their heirs, successors and assigns. Neither party may assign, convey or transfer the rights or obligations contained herein unless such obligations, assignment, conveyance or transfer is consented to by the other, which consent shall not be unreasonably denied, or such assignment, transfer or conveyance is pursuant to a testimony transfer or otherwise by operation of law.

                (h) HEADINGS. Headings in this Agreement are included herein for convenience only and shall not constitute a part of this Agreement for any other purpose or be given any substance effect.

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            IN WITNESS  WHEREOF,  the parties have executed this Agreement as of the date first above written.

Attest:                                   Daleco Resources Corporation


/s/                                       By:/s/
------------------------------------            ------------------------------
      Asst. Secretary                     Dov Amir
                                          Chairman of the Board of Directors
                                          and Chief Executive Officer

                                          Employee

                                          /s/
                                             ---------------------------------
                                          Gary J. Novinskie

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